Exhibit 99.1

NEWS RELEASE
For more information contact:
FEI Company
Jason Willey
Investor Relations Director
jason.willey@fei.com
(503) 726-2533

FEI Reports Fourth Quarter Results
Revenue of $265.3 Million and Bookings of $261.9 Million
GAAP EPS of $0.79 and Non-GAAP EPS of $0.98

HILLSBORO, Ore., February 4, 2015 - FEI Company (NASDAQ: FEIC) reported results for the fourth quarter of 2014. Fourth quarter revenue of $265.3 million was in line with the fourth quarter of 2013 and up 16% from $227.8 million for the third quarter of 2014. Movements in foreign exchange rates negatively impacted revenue for the fourth quarter by $9.6 million, as compared with third quarter of 2014 rates.
Net bookings for the fourth quarter were a record $261.9 million, resulting in a book-to-bill ratio of 0.99-to-1. Backlog was $535.6 million, an increase of $62.1 million, or 13%, since the end of 2013. Bookings and backlog for the fourth quarter were negatively impacted by $17.0 million due to revaluation of the backlog for changes in foreign exchange rates. Excluding the impact of foreign exchange revaluations on existing backlog, bookings for the fourth quarter would have been $278.9 million, up 12% compared with the third quarter of 2014.
Diluted earnings per share computed on the basis of accounting principles generally accepted in the United States ("GAAP") were $0.79 for the fourth quarter of 2014, compared with $0.97 for the fourth quarter of 2013 and $0.51 for the third quarter of 2014. Net income for the quarter was $33.4 million compared with $41.3 million for the fourth quarter of 2013 and $21.6 million for the third quarter of 2014. Fourth quarter results include previously announced realignment and other pre-tax charges of $9.5 million, or $0.19 per share, net of taxes.
Diluted earnings per share computed on a non-GAAP basis were $0.98, compared with $0.97 for the fourth quarter of 2013 and $0.69 for the third quarter of 2014. Non-GAAP net income for the quarter was $41.2 million, compared with $41.3 million for the fourth quarter of 2013 and $29.4 million for the third quarter of 2014.
The gross margin for the fourth quarter was 46.5%, compared with 47.7% for the third quarter of 2014, reflecting a higher mix of lower margin Science products shipped during the fourth quarter.
For the full year 2014, revenue was $956.3 million, an all-time record and compared with $927.5 million for 2013. Bookings were $1.018 billion, also a record, compared with $976.2 million for 2013. GAAP net income for 2014 was $105.1 million or $2.47 per diluted share, compared with $126.7 million or $3.01 per diluted share for 2013. Non-GAAP net income for 2014 was $126.5 million or $2.97 per diluted share, compared with $127.5 million or $3.03 per diluted share for 2013. GAAP results for 2014 include previously announced realignment and other pre-tax charges of $26.6 million, or $0.50 per share, net of taxes.
“Although 2014 was another year of record revenue and orders for FEI, we did not meet our expectations” commented Don Kania, president and CEO. “We delivered over $1.0 billion in bookings, but fell short of our growth and profit goals for the year due to a combination of internal and external factors.”

“As we enter 2015, we see a strong demand environment across our key end markets. Our cryo-EM workflows continue to gain traction in the broader structural biology community and are now widely accepted as a key method for new discovery. New products aimed at our materials science customers saw accelerated adoption in the second half of 2014. Our near-line solutions for the semiconductor industry uniquely position FEI to benefit from the growing complexity related to 3D structures and shrinking line widths.”
“In 2014, we expanded our oil and gas capabilities with the acquisition of Lithicon; however, recent declines in oil prices will constrain our near term opportunity in this market.”
Net cash provided by operating activities for 2014 was $142.9 million. During the full year, the company paid cash dividends of $31.1 million and spent $62.5 million to repurchase 795,000 shares of its common stock, $49.5 million on plant and equipment and $65.0 million on acquisitions. Total cash, investments and restricted cash at the end of the year was $502.1 million.
Outlook
For the first quarter of 2015, we expect year-over-year organic revenue growth of 1.0% to 7.0%. Based on current exchange rates we expect the stronger U.S. dollar to have a negative impact of approximately 5.0% on reported revenue growth as compared to the first quarter of 2014. GAAP earnings per share are expected to be in the range of $0.55 to $0.65. The effective tax rate is expected to be approximately 20%.
For full year 2015, organic revenue growth is expected to be in the range of 5.0% to 9.0% compared with 2014. Based on current exchange rates, the stronger U.S dollar is expected to negatively impact full year 2015 reported revenue growth by approximately 4.0% as compared to the full year 2014. GAAP earnings per share for 2015 are expected to be in the range of $3.40 to $3.70. The effective tax rate for the full year is expected to be approximately 20%.
Non-GAAP Financial Measures
This press release reports FEI's results on a GAAP basis as well as on a non-GAAP basis. Non-GAAP net income, diluted earnings per share, operating expenses, operating income, cost of sales and gross margin exclude certain costs for asset impairments, inventory write-downs and severance related to the company’s facilities consolidation and realignment efforts and related tax impacts. A reconciliation of these charges and benefits, along with their impact on net income and earnings per share, is included in a table attached to this press release, along with GAAP statements of operations, balance sheets, additional supplementary information and summary cash flow information.
FEI's management uses these non-GAAP financial measures because they exclude items that are generally not directly related to the performance of the company's core business operations and therefore provides useful supplemental information to management and investors regarding the performance of the company's business operations, facilitates comparisons to the company's historical operating results and enhances investors' ability to review FEI's business from the same perspective as FEI's management.
These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amounts included in or excluded from the non-GAAP financial measures. The company further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures included with this press release with our GAAP net income and net income per diluted share.
Investor Conference Call -- 2:00 p.m. Pacific time, Wednesday, February 4, 2015
Parties interested in listening to FEI's quarterly conference call may do so by dialing 1-888-437-9445 (U.S., toll-free) or +1-719-457-2628 (international and toll), with the conference title: FEI Fourth Quarter Earnings Conference Call, Conference ID 2591692. The call can also be accessed via the web by going to FEI's Investor Relations page at http://investor.fei.com/events.cfm, where the webcast will also be archived.

Safe Harbor Statement
This news release contains forward-looking statements that include guidance for revenue and earnings per share for the first quarter of 2015 and full year 2015, the impact of certain items on our results for the quarter, statements about foreign currency exchange rates and the potential impact of a stronger U.S. dollar, assumptions about tax rates and our continued progress toward our mid-2015 gross margin and operating income targets. Forward-looking statements may also be identified by words and phrases that refer to future expectations, such as "guidance", "guiding", "forecast", "toward", "plan", "expect", "expects", "are expected", "is expected", "will", "projecting", "looking forward", “continue to see”, “outlook” and other similar words and phrases. Factors that could affect these forward-looking statements include, but are not limited to: the global economic environment, particularly continued slower growth in China and emerging markets; lower than expected customer orders, including for recently-introduced products; potential weakness of the Science and Industry market segments, including continued weakness in the oil and gas sector of the Industry segment resulting from declining oil prices; fluctuations in foreign exchange rates, which, among other things, can affect revenues, margins, bookings, backlog and the competitive pricing of our products; cyclical and other changes and increased volatility in the semiconductor industry, which is a major component of Industry market segment revenue; changes in backlog and the timing of shipments from backlog, which may create forecasting challenges; potential delayed or reduced governmental spending to support expected orders; potential disruption in the company's operations due to organizational changes; the relative mix of higher-margin and lower-margin products; potential for increased volatility and challenges in forecasting resulting from larger sales transactions, cancellations and rescheduling of orders by customers; risks associated with a high percentage of the company's revenue coming from "turns" business, when the order for a product is placed by the customer in the same quarter as the planned shipment, and risks associated with building and shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; delays in meeting all accounting requirements for revenue recognition; additional costs related to future merger and acquisition activity; failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate acquisitions successfully; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; potential disruption in manufacturing or unexpected additional costs due to the transition from older to newer products; failure to achieve improved operational efficiency and other benefits from infrastructure investments and restructuring activities; potential additional restructurings, realignments and reorganizations; inability to deploy products as expected or delays in shipping products due to technical problems or barriers, especially with regard to recently introduced TEM products; and changes in tax rates and laws, accounting rules regarding taxes or agreements with tax authorities. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.
About FEI
FEI Company (Nasdaq: FEIC) designs, manufactures and supports a broad range of high-performance microscopy workflow solutions that provide images and answers at the micro-, nano- and picometer scales. Its innovation and leadership enable customers in industry and science to increase productivity and make breakthrough discoveries. Headquartered in Hillsboro, Ore., USA, FEI has over 2,600 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

FEI Company and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2014	September 28, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$300,507	$272,441	$384,170
Short-term investments in marketable securities	61,688	92,589	108,191
Short-term restricted cash	15,698	11,988	18,798
Receivables, net	227,354	219,203	194,418
Inventories, net	176,440	190,394	181,725
Deferred tax assets	8,225	9,890	15,114
Other current assets	35,503	42,648	28,324
Total current assets	825,415	839,153	930,740
Non-current investments in marketable securities	85,865	77,005	47,278
Long-term restricted cash	38,369	38,953	32,718
Non-current inventories	50,731	53,845	62,104
Property plant and equipment, net	163,794	166,520	157,829
Intangible assets, net	54,111	59,371	47,197
Goodwill	170,773	177,820	136,152
Deferred tax assets	6,605	9,156	1,751
Other assets, net	22,155	17,693	10,315
TOTAL	$1,417,818	$1,439,516	$1,426,084
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$78,308	$79,584	$73,247
Accrued liabilities	51,604	48,970	57,851
Deferred revenue	96,924	92,386	91,563
Income taxes payable	5,299	12,435	4,579
Accrued restructuring, reorganization and relocation	9,161	6,462	50
Other current liabilities	56,146	55,907	46,324
Total current liabilities	297,442	295,744	273,614
Other liabilities	79,051	77,543	74,902
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 41,797, 41,844 and 42,136 shares issued and outstanding at December 31, 2014, September 28, 2014 and December 31, 2013	607,250	623,092	637,482
Retained earnings	461,586	438,564	392,958
Accumulated other comprehensive (loss) income	(27,511)	4,573	47,128
Total shareholders’ equity	1,041,325	1,066,229	1,077,568
TOTAL	$1,417,818	$1,439,516	$1,426,084

FEI Company and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013
NET SALES:
Products	$205,207	$169,131	$207,154	$722,666	$709,438
Service	60,098	58,625	58,137	233,614	218,016
Total net sales	265,305	227,756	265,291	956,280	927,454
COST OF SALES:
Products	106,718	83,653	104,873	369,043	352,630
Service	35,188	35,522	35,826	139,082	136,039
Total cost of sales	141,906	119,175	140,699	508,125	488,669
Gross margin	123,399	108,581	124,592	448,155	438,785
OPERATING EXPENSES:
Research and development	25,434	25,312	26,328	102,613	101,947
Selling, general and administrative	49,170	49,463	48,051	197,682	179,560
Restructuring, reorganization and relocation	7,201	7,699	—	18,459	1,090
Total operating expenses	81,805	82,474	74,379	318,754	282,597
OPERATING INCOME	41,594	26,107	50,213	129,401	156,188
OTHER EXPENSE, NET	(564)	(831)	(968)	(2,471)	(4,586)
INCOME BEFORE TAXES	41,030	25,276	49,245	126,930	151,602
INCOME TAX EXPENSE	7,639	3,629	7,972	21,866	24,929
NET INCOME	$33,391	$21,647	$41,273	$105,064	$126,673
BASIC NET INCOME PER SHARE DATA	$0.80	$0.52	$0.98	$2.50	$3.13
DILUTED NET INCOME PER SHARE DATA	$0.79	$0.51	$0.97	$2.47	$3.01
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	41,726	41,891	41,963	41,969	40,446
Diluted	42,221	42,465	42,591	42,528	42,395

FEI Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended (1)			Fifty-Two Weeks Ended (1)
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013
NET SALES:
Products	77.3%	74.3%	78.1%	75.6%	76.5%
Service	22.7	25.7	21.9	24.4	23.5
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%
COST OF SALES:
Products	40.2%	36.7%	39.5%	38.6%	38.0%
Service	13.3	15.6	13.5	14.5	14.7
Total cost of sales	53.5%	52.3%	53.0%	53.1%	52.7%
GROSS MARGIN:
Products	48.0%	50.5%	49.4%	48.9%	50.3%
Service	41.4	39.4	38.4	40.5	37.6
Gross margin	46.5	47.7	47.0	46.9	47.3
OPERATING EXPENSES:
Research and development	9.6%	11.1%	9.9%	10.7%	11.0%
Selling, general and administrative	18.5	21.7	18.1	20.7	19.4
Restructuring, reorganization and relocation	2.7	3.4	—	1.9	0.1
Total operating expenses	30.8%	36.2%	28.0%	33.3%	30.5%
OPERATING INCOME	15.7%	11.5%	18.9%	13.5%	16.8%
OTHER EXPENSE, NET	(0.2)%	(0.4)%	(0.4)%	(0.3)%	(0.5)%
INCOME BEFORE TAXES	15.5%	11.1%	18.6%	13.3%	16.3%
INCOME TAX EXPENSE	2.9%	1.6%	3.0%	2.3%	2.7%
NET INCOME	12.6%	9.5%	15.6%	11.0%	13.7%

(1)	Percentages may not add due to rounding.

FEI Company and Subsidiaries
Non-GAAP Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended (2)			Fifty-Two Weeks Ended (2)
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP Gross Margin	$123,399	$108,581	$124,592	$448,155	$438,785
Adjustment for:
Inventory write-off	642	230	—	1,627	—
Non-GAAP Gross Margin	$124,041	$108,811	$124,592	$449,782	$438,785

GAAP Operating Expenses	$81,805	$82,474	$74,379	$318,754	$282,597
Adjustment for:
Acceleration of acquisition-related earn-out	—	—	—	(2,500)	—
Impairment and other asset write-offs	(1,676)	(1,831)	—	(3,973)	—
Restructuring activities	(7,201)	(7,699)	—	(18,459)	(1,090)
Non-GAAP Operating Expenses	$72,928	$72,944	$74,379	$293,822	$281,507

GAAP Operating Income	$41,594	$26,107	$50,213	$129,401	$156,188
Adjustment for:
Inventory write-off	642	230	—	1,627	—
Acceleration of acquisition-related earn-out	—	—	—	2,500	—
Impairment and other asset write-offs	1,676	1,831	—	3,973	—
Restructuring activities	7,201	7,699	—	18,459	1,090
Non-GAAP Operating Income	$51,113	$35,867	$50,213	$155,960	$157,278

GAAP Net Income	$33,391	$21,647	$41,273	$105,064	$126,673
Adjustment for:
Inventory write-off, net of tax	528	183	—	1,314	—
Acceleration of acquisition-related earn-out, net of tax	—	—	—	2,019	—
Impairment and other asset write-offs, net of tax	1,378	1,453	—	3,209	—
Restructuring activities, net of tax	5,922	6,110	—	14,908	870
Non-GAAP Net Income	$41,219	$29,393	$41,273	$126,514	$127,543

GAAP Diluted Net Income Per Share	$0.79	$0.51	$0.97	$2.47	$3.01
Adjustment for:
Inventory write-off	0.01	—	—	0.03	—
Acceleration of acquisition-related earn-out	—	—	—	0.05	—
Impairment and other asset write-offs	0.03	0.03	—	0.08	—
Restructuring activities	0.14	0.14	—	0.35	0.02
Non-GAAP Diluted Net Income Per Share	$0.98	$0.69	$0.97	$2.97	$3.03

(2) Diluted net income per share amounts may not add due to rounding.

FEI Company and Subsidiaries
Consolidated Summary of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net Income	$33,391	$41,273	$105,064	$126,673
Depreciation	6,663	6,251	29,042	23,693
Amortization	3,812	2,700	14,290	10,568
Stock-based compensation	5,676	5,011	23,132	18,327
Other changes in working capital	20,765	42,471	(28,619)	58,687
Net cash provided by operating activities	70,307	97,706	142,909	237,948

Acquisition of property, plant and equipment	(14,052)	(15,262)	(49,481)	(62,414)
Payments for acquisitions, net of cash acquired	—	—	(65,049)	(2,694)
Other investing activities	15,681	(33,235)	(2,285)	(57,391)
Net cash used in investing activities	1,629	(48,497)	(116,815)	(122,499)

Dividends paid on common stock	(10,443)	(5,018)	(31,062)	(16,191)
Repurchases of common stock	(22,208)	—	(62,523)	—
Other financing activities	(1,757)	3,601	9,183	12,824
Net cash used in financing activities	(34,408)	(1,417)	(84,402)	(3,367)

Effect of exchange rate changes	(9,462)	876	(25,355)	5,786
(Decrease) increase in cash and cash equivalents	$28,066	$48,668	$(83,663)	$117,868
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes, net	$2,525	$3,412	$16,983	$10,917
Accrued purchases of plant and equipment	700	1,014	700	1,014

FEI Company and Subsidiaries
Supplemental Data Table
($ in millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Income Statement Highlights
Consolidated sales	$265.3	$227.8	$265.3	$956.3	$927.5
Gross margin	46.5%	47.7%	47.0%	46.9%	47.3%
Net income	$33.4	$21.6	$41.3	$105.1	$126.7
Diluted net income per share	$0.79	$0.51	$0.97	$2.47	$3.01
Sales and Bookings Highlights
Sales by Segment
Industry Group	$109.5	$107.1	$121.3	$450.2	$427.7
Science Group	155.8	120.7	144.0	506.1	499.8
Sales by Geography
USA & Canada	$75.9	$77.0	$65.5	$305.6	$260.6
Europe	80.6	56.6	71.6	267.8	270.7
Asia-Pacific and Rest of World	108.8	94.2	128.2	382.9	396.2
Gross Margin by Segment
Industry Group	49.9%	51.5%	51.2%	51.1%	52.1%
Science Group	44.1	44.3	43.4	43.1	43.2
Bookings and Backlog
Bookings - Total	$261.9	$250.1	$256.8	$1,018.3	$976.2
Book-to-bill Ratio	0.99	1.10	0.97	1.06	1.05
Backlog - Total	$535.6	$539.0	$473.5	$535.6	$473.5
Backlog - Service	170.8	160.5	124.2	170.8	124.2
Bookings by Segment
Industry Group	$101.0	$154.2	$114.7	$488.3	$424.9
Science Group	160.9	95.9	142.1	530.0	551.3
Bookings by Geography
USA & Canada	$69.0	$90.0	$78.5	$303.5	$276.7
Europe	79.0	53.4	76.8	298.3	280.7
Asia-Pacific and Rest of World	113.9	106.7	101.5	416.5	418.8
Balance Sheet and Other Highlights
Cash, equivalents, investments, restricted cash	$502.1	$493.0	$591.2	$502.1	$591.2
Days sales outstanding (DSO)	78	88	67	78	67
Days in inventory	152	190	163	152	163
Days in payables (DPO)	50	61	48	50	48
Cash Cycle (DSO + Days in Inv - DPO)	180	217	182	180	182
Working capital	$528.0	$543.4	$657.1	$528.0	$657.1
Headcount (permanent and temporary)	2,660	2,693	2,611	2,660	2,611
Euro average rate	1.25	1.33	1.36	1.33	1.33
Euro ending rate	1.21	1.27	1.38	1.21	1.38
Yen average rate	113.50	103.38	99.99	105.45	97.34
Yen ending rate	119.59	109.04	105.16	119.59	105.16